ITEM 77Q(c) - COPIES OF NEW OR AMENDED
REGISTRANT INVESTMENT ADVISORY
CONTRACTS


LIMITED POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, dated
as of June 1, 2017, that Federated Project and Trade
Finance Tender Fund, a statutory trust duly organized under the laws of the state of Delaware (the "Trust"), does hereby nominate, constitute and appoint the Federated Investment Management Company, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios of the Trust for which the Adviser provides advisory services and acts as investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Trust in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated October 1, 2016 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

	The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances.
The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof.
However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited
Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other
Fund hereunder.

	Any person, partnership, Trust or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, Trust or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, Trust or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Directors, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person,
partnership, Trust or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, Trust or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, Trust or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This
Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be
governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Trust and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. ?
5603(k). The authority granted to the Adviser by this Limited Power of Attorney may be delegated by the Adviser to one or more successor agents or subadvisors, or to other persons the Adviser in its sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be
executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser.
Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.


	Federated Project and Trade

	Finance Tender Fund



	By:_/s/ J. Christopher Donahue

	Name:	J. Christopher Donahue

	Title:  President
Accepted and agreed to this June 1, 2017

Federated Investment Management Company


By:/s/ John B. Fisher
Name: John B. Fisher
Title: President & CEO









ITEM 77Q(c) - COPIES OF NEW OR AMENDED
REGISTRANT INVESTMENT ADVISORY
CONTRACTS


LIMITED POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, dated
as of June 1, 2017,  that Federated Project and Trade
Finance Tender Fund, a statutory trust duly organized under the laws of the state of Delaware (the "Trust"), does hereby nominate, constitute and appoint Federated
Investors (UK) LLP a limited liability partnership duly organized under the laws of England & Wales (the
"Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios of the Trust for which the Sub-Adviser provides advisory services and acts as Sub-
Adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Trust in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Sub-Adviser as Sub-Adviser of each Fund under that certain Sub-Advisory Contract dated October 17,
2016 by and between the Sub-Adviser and the Trust
(such Sub-Advisory Contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Sub-Advisory
Contract").

	The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Sub-Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-
Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Sub-Advisory
Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Sub-Advisory Contract or (iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Sub-Advisory Contract or (y) at law, or in equity, for the performance of its duties as the Sub-
Adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Sub-Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-
Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Sub-Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other
Fund hereunder.

	Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Sub-
Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Trust is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Sub-Adviser pursuant to the power or authority granted to the Sub-
Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Sub-Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person,
partnership, corporation or other legal entity dealing with the Sub-Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Sub-
Advisory Contract between the Trust and the Sub-
Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Sub-
Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-
Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be
governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Trust and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. ?
5603(k). The authority granted to the Sub-Adviser by this Limited Power of Attorney may be delegated by the Sub-Adviser to one or more successor agents or subadvisors, or to other persons the Sub-Adviser in its sole discretion determines are appropriate or necessary.
If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be
executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Sub-
Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Sub-
Adviser will execute sufficient counterparts so that the Sub-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.


	Federated Project and Trade Finance

	Tender Fund


	By:/s/ J. Christopher Donahue

	Name:	J. Christopher Donahue

	Title:	President
Accepted and agreed to this June 1, 2017

FEDERATED INVESTORS (UK) LLP


By:/s/ Gregory P. Dulski
Name: Gregory P. Dulski
Title:  Vice-President